Evergreen VA Growth and Income Fund: Semiannual Report as of June 30, 2003

table of contents

1	LETTER TO SHAREHOLDERS
2	FUND AT A GLANCE
4	FINANCIAL HIGHLIGHTS
6	SCHEDULE OF INVESTMENTS
14	STATEMENT OF ASSETS AND LIABILITIES
15	STATEMENT OF OPERATIONS
16	STATEMENTS OF CHANGES IN NET ASSETS
17	NOTES TO FINANCIAL STATEMENTS
24	TRUSTEES AND OFFICERS

This semiannual report must be preceded or accompanied by a prospectus of the Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:
NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen InvestmentsSM is a service mark of Evergreen Investment
Management Company, LLC. Copyright 2003.

LETTER TO SHAREHOLDERS

August 2003

Dennis H. Ferro President and Chief Investment Officer

We are pleased to provide the semiannual report for Evergreen VA Growth and Income Fund, which covers the six-month period ended June 30, 2003.

Market analysis

After three down years in equities, investors entered 2003 with great anticipation. Economic fundamentals, led by low interest rates and mild inflation, were steadily improving and corporate profitability had strengthened in recent periods. As a result of this optimism, equities rose by more than five percent in the first two weeks of the new-year. These gains, however, were quickly erased as the uncertain geopolitical environment overwhelmed improving investor confidence. Money flowed from equities into bonds, as fears of war also led to a surge in the prices for oil and gold, and the dollar lost ground against other major currencies.

As negotiations for a diplomatic resolution to the Iraq crisis unraveled at the United Nations, the major equity indices approached their October 2002 lows. Once it became apparent that war was inevitable, however, equities began to recover. Apparently, the uncertainty of war was worse for the market than actual war itself. This clarification on the geopolitical front combined with better than expected first quarter profits to propel stocks higher. These gains were not limited to domestic equities, though, as international stocks rose on optimism for a coordinated global recovery.

The gains in equities during the first half of the year were broad based. Large, small, and mid-cap indexes all registered impressive gains. Value stocks outperformed growth, and despite sluggish growth, international equities rebounded dramatically, likely encouraged by the confidence instilled from strengthening currencies. Underscoring the depth of the rally, all ten sectors of the S&P 500 Index finished the period in positive territory thus far in 2003.

Visit us on the Web

Please visit our Web site, EvergreenInvestments.com, for more information about our funds and other investment products available to you. You may also access our online quarterly shareholder newsletter, Evergreen Events, through the "About Evergreen Investments" menu tab. Thank you for your continued support of Evergreen Investments.

Sincerely,

Dennis H. Ferro
President and Chief Investment Officer
Evergreen Investment Management Company, LLC

FUND AT A GLANCE

as of June 30, 2003

MANAGEMENT TEAM

Walter T. McCormick, CFA
Value Equity Team
Lead Manager

PERFORMANCE AND RETURNS1

Portfolio inception date: 3/1/1996

	Class 1	Class 2
Class inception date	3/1/1996	7/31/2002

6-month return	11.19%	11.02%

Average annual return

1 year	-0.27%	-0.47%

5 year	-1.00%	-1.04%

Since portfolio inception	6.98%	6.95%

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen VA Growth and Income Fund Class 1 shares,1 versus a similar investment in the Russell 1000 Value Index (Russell 1000 Value) and the Consumer Price Index (CPI).

The Russell 1000 Value is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

This space left intentionally blank

1 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors' shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Class 2 prior to its inception is based on the performance of Class 1, the original class offered. The historical returns for Class 2 have not been adjusted to reflect the effect of the class' 12b-1 fee. Class 2 pays a 12b-1 fee of 0.25%. Class 1 does not pay a 12b-1 fee. If these fees had been reflected, returns for Class 2 would have been lower. Returns reflect expense limits previously in effect, without which returns would have been lower.

The fund's investment objective is nonfundamental and may be changed without the vote of the fund's shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

Value-based investments are subject to the risk that the broad market may not recognize their intrinsic value.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of June 30, 2003, and subject to change.

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

	Six Months Ended June 30, 2003 (unaudited)

		Year Ended December 31,
CLASS 1[1]		2002	2001	2000	1999[2]	1998[2]

Net asset value, beginning of period	$11.86	$14.19	$16.46	$17.44	$15.58	$15.29

Income from investment operations
Net investment income	0.08	0.14	0.06	0.02	0.07	0.16
Net realized and unrealized gains or losses on securities and foreign currency related transactions	1.24	(2.33)	(2.07)	(0.07)	2.74	0.56
Total from investment operations	1.32	(2.19)	(2.01)	(0.05)	2.81	0.72

Distributions to shareholders from
Net investment income	(0.01)	(0.14)	(0.06)	(0.02)	(0.06)	(0.13)
Net realized gains	0	0 [3]	(0.20)	(0.91)	(0.89)	(0.30)
Total distributions to shareholders	(0.01)	(0.14)	(0.26)	(0.93)	(0.95)	(0.43)

Net asset value, end of period	$13.17	$11.86	$14.19	$16.46	$17.44	$15.58

Total return[4]	11.19%	(15.41%)	(12.16%)	(0.30%)	18.57%	4.77%

Ratios and supplemental data
Net assets, end of period (thousands)	$43,904	$48,262	$66,619	$85,645	$84,067	$60,576
Ratios to average net assets
Expenses[5]	1.00%[6]	0.93%	0.95%	1.01%	1.01%	1.01%
Net investment income	1.31%[6]	1.10%	0.41%	0.10%	0.44%	1.02%
Portfolio turnover rate	38%	76%	30%	53%	66%	13%

1 Effective at the close of business on July 24, 2002, existing shares of the Fund were renamed Class 1 shares.
2 Net investment income per share is based on average shares outstanding during the period.
3 Amount represents less than $0.005 per share.
4 Total return does not reflect charges attributable to your insurance company's separate account.
5 The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.
6 Annualized
See Notes to Financial Statements

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

CLASS 2	Six Months Ended June 30, 2003 (unaudited)[1]
		Year Ended December 31, 2002[1,2]

Net asset value, beginning of period	$11.86	$12.29

Income from investment operations
Net investment income	0.06	0.08
Net realized and unrealized gains or losses on securities	1.24	(0.37)
Total from investment operations	1.30	(0.29)

Distributions to shareholders from
Net investment income	(0.01)	(0.14)

Net asset value, end of period	$13.15	$11.86

Total return[3]	11.02%	(2.39%)

Ratios and supplemental data
Net assets, end of period (thousands)	$134	$67
Ratios to average net assets
Expenses[4]	1.26%[5]	1.21%5
Net investment income	1.02%[5]	1.65%5
Portfolio turnover rate	38%	76%

1 Net investment income per share is based on average shares outstanding during the period.
2 For the period from July 31, 2002 (commencement of class operations), to December 31, 2002.
3 Total return does not reflect charges attributable to you insurance company's separate account.
4 The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.
5 Annualized
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS 95.6%
CONSUMER DISCRETIONARY 9.9%
Household Durables 0.0%
Furniture Brands International, Inc. *	800	$ 20,880
Internet & Catalog Retail 0.2%
InterActiveCorp * (p)	2,400	94,968
Media 5.4%
AOL Time Warner, Inc. *	6,100	98,149
Cablevision Systems Corp., Class A *	1,400	29,064
Charter Communications, Inc., Class A * (p)	8,500	33,745
Clear Channel Communications, Inc. *	7,029	297,960
Comcast Corp., Class A	16,546	499,358
Fox Entertainment Group, Inc., Class A *	4,600	132,388
McGraw-Hill Companies, Inc.	980	60,760
New York Times Co., Class A	8,000	364,000
Tribune Co.	5,200	251,160
Viacom, Inc., Class A	8,800	384,560
Viacom, Inc., Class B	2,800	122,248
Walt Disney Co.	4,600	90,850
2,364,242
Multi-line Retail 1.0%
Kohl's Corp. *	1,700	87,346
Target Corp.	9,100	344,344
431,690
Specialty Retail 2.6%
Borders Group, Inc. *	4,900	86,289
Chico's FAS, Inc. *	5,700	119,985
Circuit City Stores, Inc.	9,800	86,240
Home Depot, Inc.	11,200	370,944
Lowe's Companies, Inc.	1,300	55,835
Michaels Stores, Inc.	5,300	201,718
Staples, Inc. *	9,600	176,160
Williams-Sonoma, Inc. *	2,000	58,400
1,155,571
Textiles, Apparel & Luxury Goods 0.7%
Jones Apparel Group, Inc. *	1,700	49,742
Nike, Inc., Class B	4,600	246,054
295,796
CONSUMER STAPLES 4.7%
Beverages 1.1%
Anheuser-Busch Companies, Inc.	1,700	86,785
Coca-Cola Co.	2,100	97,461
PepsiCo, Inc.	7,300	324,850
509,096
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
CONSUMER STAPLES continued
Food & Staples Retailing 0.8%
BJ's Wholesale Club, Inc.	8,563	$ 128,959
Wal-Mart Stores, Inc.	4,100	220,047
349,006
Food Products 1.6%
ConAgra, Inc.	5,700	134,520
Kraft Foods, Inc., Class A	12,417	404,173
McCormick & Co., Inc.	3,500	95,200
Sara Lee Corp.	3,500	65,835
699,728
Household Products 0.2%
Kimberly-Clark Corp.	1,400	72,996
Tobacco 1.0%
Altria Group, Inc.	5,900	268,096
Loews Corp-Carolina Group	6,400	172,800
440,896
ENERGY 8.5%
Energy Equipment & Services 1.4%
Schlumberger, Ltd.	7,407	352,351
Weatherford International, Ltd. *	5,700	238,830
591,181
Oil & Gas 7.1%
Apache Corp.	5,300	344,818
BP Plc, ADR	15,464	649,797
ChevronTexaco Corp.	3,800	274,360
ConocoPhillips	11,409	625,213
Devon Energy Corp.	8,900	475,260
Exxon Mobil Corp.	15,400	553,014
Royal Dutch Petroleum Co.	3,200	149,184
XTO Energy, Inc.	3,600	72,396
3,144,042
FINANCIALS 21.9%
Capital Markets 5.7%
American Capital Strategies, Ltd. (p)	8,300	207,002
Bank of New York Co., Inc.	4,700	135,125
Charles Schwab Corp.	9,200	92,828
Goldman Sachs Group, Inc.	900	75,375
J.P. Morgan Chase & Co.	10,300	352,054
Legg Mason, Inc.	6,600	428,670
Mellon Financial Corp.	6,000	166,500
Merrill Lynch & Co., Inc.	6,400	298,752
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
FINANCIALS continued
Capital Markets continued
Morgan Stanley	5,900	$ 252,225
State Street Corp.	3,600	141,840
T. Rowe Price Group, Inc.	10,000	377,500
2,527,871
Commercial Banks 7.0%
Bank of America Corp.	10,300	814,009
Charter One Financial, Inc.	4,900	152,782
FleetBoston Financial Corp.	17,200	511,012
HSBC Holdings Plc, ADR (p)	7,383	436,409
SouthTrust Corp.	8,400	228,480
U.S. Bancorp	12,995	318,378
Wells Fargo & Co.	11,822	595,829
3,056,899
Consumer Finance 0.5%
American Express Co.	5,300	221,593
Diversified Financial Services 3.0%
Citigroup, Inc.	30,514	1,305,999
Insurance 3.4%
Ace, Ltd.	2,900	99,441
Allstate Corp.	2,700	96,255
AMBAC Financial Group, Inc.	1,250	82,812
American International Group, Inc.	8,014	442,213
Chubb Corp.	2,800	168,000
Everest Reinsurance Group, Ltd.	2,300	175,950
Hartford Financial Services Group, Inc.	2,700	135,972
Marsh & McLennan Co.	1,800	91,926
Travelers Property Casualty Corp., Class B	8,700	137,199
XL Capital, Ltd., Class A	1,000	83,000
1,512,768
Real Estate 0.2%
General Growth Properties, Inc. REIT	1,500	93,660
Thrifts & Mortgage Finance 2.1%
Bank United Corp. *	13,500	1,080
Fannie Mae	5,100	343,944
Freddie Mac	5,100	258,927
PMI Group, Inc.	3,400	91,256
Washington Mutual, Inc.	5,550	229,215
924,422
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
HEALTH CARE 10.9%
Biotechnology 1.3%
Amgen, Inc. *	3,100	$ 205,964
Genentech, Inc. *	400	28,848
Gilead Sciences, Inc. *	5,400	300,132
ImClone Systems, Inc. * (p)	1,300	41,106
576,050
Health Care Equipment & Supplies 0.2%
Medtronic, Inc.	1,600	76,752
Health Care Providers & Services 0.4%
Laboratory Corp. *	2,100	63,315
Wellpoint Health Networks, Inc., Class A *	1,300	109,590
172,905
Pharmaceuticals 9.0%
Abbott Laboratories, Inc.	11,300	494,488
Bristol-Myers Squibb Co.	12,000	325,800
Eli Lilly & Co.	3,400	234,498
Johnson & Johnson Co.	10,340	534,578
Merck & Co., Inc.	6,000	363,300
Mylan Laboratories, Inc.	2,500	86,925
Pfizer, Inc.	35,363	1,207,646
Watson Pharmaceuticals, Inc. *	5,300	213,961
Wyeth	11,000	501,050
3,962,246
INDUSTRIALS 12.6%
Aerospace & Defense 2.3%
Boeing Co.	1,800	61,776
Honeywell International, Inc.	17,700	475,245
Northrop Grumman Corp.	4,200	362,418
United Technologies Corp.	1,700	120,411
1,019,850
Airlines 0.2%
Northwest Airlines Corp., Class A * (p)	7,200	81,288
Commercial Services & Supplies 0.9%
Equifax, Inc.	9,100	236,600
H&R Block, Inc.	1,300	56,225
Viad Corp.	4,300	96,277
389,102
Industrial Conglomerates 3.3%
3M Co.	2,900	374,042
General Electric Co.	21,024	602,968
Tyco International, Ltd.	25,500	483,990
1,461,000
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
INDUSTRIALS continued
Machinery 4.5%
AGCO Corp. *	5,200	$ 88,816
Caterpillar, Inc.	2,200	122,452
Deere & Co.	4,900	223,930
Donaldson Co., Inc.	15,800	702,310
Illinois Tool Works, Inc.	800	52,680
Ingersoll-Rand Co., Ltd., Class A	1,400	66,248
Navistar International Corp. *	3,200	104,416
Oshkosh Truck Corp.	1,400	83,048
SPX Corp. *	11,200	493,472
Timken Co.	2,900	50,779
1,988,151
Road & Rail 1.0%
Arkansas Best Corp.	4,600	109,434
Union Pacific Corp.	5,800	336,516
445,950
Trading Companies & Distributors 0.4%
Fastenal Co. (p)	1,300	44,122
W.W. Grainger, Inc.	2,700	126,252
170,374
INFORMATION TECHNOLOGY 15.3%
Communications Equipment 3.1%
Cisco Systems, Inc. *	28,548	476,466
Corning, Inc. *	19,700	145,583
Lucent Technologies, Inc.	123,900	251,517
Nokia Corp., ADR	21,900	359,817
Nortel Networks Corp. * (p)	55,100	148,770
1,382,153
Computers & Peripherals 1.5%
Hewlett-Packard Co.	9,300	198,090
International Business Machines Corp.	5,400	445,500
643,590
Electronic Equipment & Instruments 0.4%
Jabil Circuit, Inc. *	7,800	172,380
IT Services 0.5%
Automatic Data Processing, Inc.	2,000	67,720
Certegy, Inc. *	5,400	149,850
217,570
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
INFORMATION TECHNOLOGY continued
Semiconductors & Semiconductor Equipment 4.4%
Altera Corp. *	29,700	$ 487,080
Intel Corp.	12,400	257,722
KLA-Tencor Corp. *	11,800	548,582
Texas Instruments, Inc.	37,950	667,920
1,961,304
Software 5.4%
Autodesk, Inc.	7,844	126,759
Intuit, Inc. *	3,800	169,214
Microsoft Corp.	38,500	985,985
Oracle Corp. *	70,700	849,814
Veritas Software Corp. *	7,900	226,493
2,358,265
MATERIALS 4.5%
Chemicals 2.0%
Lyondell Chemical Co.	38,900	526,317
PPG Industries, Inc.	1,600	81,184
Praxair, Inc.	4,800	288,480
895,981
Containers & Packaging 1.0%
Ball Corp.	1,900	86,469
Pactiv Corp. *	19,100	376,461
462,930
Metals & Mining 1.5%
Alcoa, Inc.	3,000	76,500
Arch Coal, Inc.	5,000	114,900
Freeport-McMoRan Copper & Gold, Inc., Class B	4,000	98,000
Massey Energy Corp.	5,200	68,380
Nucor Corp.	1,100	53,735
Phelps Dodge Corp. *	6,200	237,708
649,223
TELECOMMUNICATION SERVICES 3.9%
Diversified Telecommunication Services 3.9%
ALLTEL Corp.	6,100	296,284
BellSouth Corp.	10,800	287,604
Centurytel, Inc.	3,900	135,915
SBC Communications, Inc.	11,200	286,160
Verizon Communications, Inc.	17,600	694,320
1,700,283
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
UTILITIES 3.4%
Electric Utilities 3.2%
Allegheny Energy, Inc. (p)	20,770	$ 175,507
Centerpoint Energy, Inc.	17,900	145,885
Cinergy Corp.	1,900	69,901
Dominion Resources, Inc.	5,700	366,339
Exelon Corp.	3,300	197,373
Public Service Enterprise Group, Inc.	2,700	114,075
TXU Corp.	15,200	341,240
1,410,320
Multi-Utilities & Unregulated Power 0.2%
Oneok, Inc. (p)	4,900	96,187
Total Common Stocks		42,107,158
CONVERTIBLE PREFERRED STOCKS 2.8%
CONSUMER DISCRETIONARY 0.2%
Automobiles 0.2%
General Motors Corp., 6.25%, 07/15/2033	4,000	99,600
FINANCIALS 1.1%
Consumer Finance 0.6%
Capital One Financial Corp., 6.25%, 05/17/2005	6,700	273,896
Insurance 0.5%
Chubb Corp., 7.00%, 11/16/2005	4,000	104,200
Travelers Property Casualty Corp., 4.50%, 04/15/2032	3,800	91,200
195,400
HEALTH CARE 0.6%
Health Care Providers & Services 0.6%
Anthem, Inc., 6.00%, 11/15/2004	2,900	271,382
INDUSTRIALS 0.1%
Commercial Services & Supplies 0.1%
Allied Waste Industries, Inc., 6.25%, 04/01/2006	700	41,090
UTILITIES 0.8%
Electric Utilities 0.6%
FPL Group, Inc., 8.00%, 02/16/2006	2,800	161,560
Public Service Enterprise Group, Inc., 10.25%, 11/16/2005	1,800	108,900
270,460
Multi-Utilities & Unregulated Power 0.2%
Oneok, Inc., 8.50%, 02/16/2006	3,900	109,901
Total Convertible Preferred Stocks		1,261,729
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Principal Amount	Value

CONVERTIBLE DEBENTURES 0.3%
HEALTH CARE 0.3%
Biotechnology 0.2%
Gilead Sciences, Inc., 2.00%, 12/15/2007 144A	$ 55,000	$ 73,288
Pharmaceuticals 0.1%
Watson Pharmaceuticals, Inc., 1.75%, 03/15/2023 144A	39,000	47,336
Total Convertible Debentures		120,624

	Shares	Value

SHORT-TERM INVESTMENTS 4.6%
MUTUAL FUND SHARES 4.6%
Evergreen Institutional U.S. Government Money Market Fund (o)	800,072	800,072
Navigator Prime Portfolio (pp)	1,219,185	1,219,185
Total Short-Term Investments		2,019,257
Total Investments (cost $41,873,615) 103.3%		45,508,768
Other Assets and Liabilities (3.3%)		(1,471,238)
Net Assets 100.0%		$ 44,037,530

144A	Security that may be resold to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Board of Trustees.
*	Non-income producing security
(p)	All or a portion of this security is on loan.
(pp)	Represents investment of cash collateral received from securities on loan.
(o)	Evergreen Investment Management Company, LLC is the investment advisor to both the Fund and the money market fund.

Summary of Abbreviations
ADR	American Depository Receipt
REIT	Real Estate Investment Trust
See Notes to Financial Statements

STATEMENT OF ASSETS AND LIABILITIES

June 30, 2003 (unaudited)

Assets
Identified cost of securities	$ 41,873,615
Net unrealized gains on securities	3,635,153

Market value of securities	45,508,768
Receivable for securities sold	441,592
Receivable for securities lending income	215
Dividends receivable	47,542

Total assets	45,998,117

Liabilities
Payable for securities purchased	727,567
Payable for securities on loan	1,219,185
Advisory fee payable	907
Due to other related parties	121
Accrued expenses and other liabilities	12,807

Total liabilities	1,960,587

Net assets	$ 44,037,530

Net assets represented by
Paid-in capital	$ 52,052,019
Undistributed net investment income	280,746
Accumulated net realized losses on securities and foreign currency related transactions	(11,930,388)
Net unrealized gains on securities	3,635,153

Total net assets	$ 44,037,530

Net assets consists of
Class 1	$ 43,903,952
Class 2	133,578

Total net assets	$ 44,037,530

Shares outstanding
Class 1	3,334,161
Class 2	10,160

Net asset value per share
Class 1	$ 13.17
Class 2	$ 13.15

See Notes to Financial Statements

STATEMENT OF OPERATIONS

Six Months Ended June 30, 2003 (unaudited)

Investment income
Dividends (net of foreign witholding taxes of $2,617)	$ 502,386

Expenses
Advisory fee	162,957
Distribution Plan expenses	109
Administrative services fee	21,728
Transfer agent fees	281
Trustees' fees and expenses	599
Printing and postage expenses	14,699
Custodian fees	4,835
Professional fees	9,125
Interest expense	1,119
Other	1,637

Total expenses	217,089
Less: Expense reductions	(54)

Net expenses	217,035

Net investment income	285,351

Net realized and unrealized gains or losses on securities
Net realized losses on securities	(1,163,047)
Net change in unrealized gains or losses on securities	4,861,211

Net realized and unrealized gains or losses on securities	3,698,164

Net increase in net assets resulting from operations	$ 3,983,515

See Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	Six Months Ended
	June 30, 2003		Year Ended
	(unaudited)		December 31, 2002

Operations
Net investment income		$ 285,351		$ 634,146
Net realized losses on securities		(1,163,047)		(8,579,459)
Net change in unrealized gains or losses on securities		4,861,211		(1,816,094)

Net increase (decrease) in net assets resulting from operations		3,983,515		(9,761,407)

Distributions to shareholders from
Net investment income
Class 1*		(51,574)		(580,808)
Class 2		(103)		(573)
Net realized gains
Class 1*		0		(3,216)

Total distributions to shareholders		(51,677)		(584,597)

	Shares		Shares
Capital share transactions
Proceeds from shares sold
Class 1*	67,760	823,826	140,074	1,852,977
Class 2	4,695	58,813	5,939	71,301

		882,639		1,924,278

Net asset value of shares issued in reinvestment of distributions
Class 1*	4,389	51,574	48,883	584,024
Class 2	9	103	48	573

		51,677		584,597

Payment for shares redeemed
Class 1*	(806,426)	(9,155,249)	(814,585)	(10,448,916)
Class 2	(189)	(2,264)	(342)	(3,937)

		(9,157,513)		(10,452,853)

Net decrease in net assets resulting from capital share transactions		(8,223,197)		(7,943,978)

Total decrease in net assets		(4,291,359)		(18,289,982)
Net assets
Beginning of period		48,328,889		66,618,871

End of period		$ 44,037,530		$ 48,328,889

Undistributed net investment income		$ 280,746		$ 47,072

* Effective at the close of business on July 24, 2002, existing shares of the Fund were renamed Class 1 shares.
See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS (unaudited)

1. ORGANIZATION

Evergreen VA Growth and Income Fund (the "Fund") is a diversified series of Evergreen Variable Annuity Trust (the "Trust"), a Delaware statutory trust organized on December 23, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). Shares of the Fund may only be purchased by insurance companies for the purpose of funding variable annuity contracts or variable life insurance policies.

The Fund offers Class 1 and Class 2 shares at net asset value without a front-end sales charge or contingent deferred sales charge; however, Class 2 shares pay an ongoing distribution fee.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles in the United States of America, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

a. Valuation of investments

Listed equity securities are usually valued at the last sales price or official closing price on the national securities exchange where the securities are principally traded.

Foreign securities traded on an established exchange are valued at the last sales price on the exchange where the security is primarily traded. If there has been no sale, the securities are valued at the mean between bid and asked prices.

Portfolio debt securities acquired with more than 60 days to maturity are valued at prices obtained from an independent pricing service which takes into consideration such factors as similar security prices, yields, maturities, liquidity and ratings. Securities for which valuations are not available from an independent pricing service may be valued by brokers which use prices provided by market makers or estimates of market value obtained from yield data relating to investments or securities with similar characteristics.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

b. Securities lending

The Fund may lend its securities to certain qualified brokers in order to earn additional income. The Fund receives compensation in the form of fees or interest earned on the investment of any cash collateral received. The Fund also continues to receive interest and dividends on the securities loaned. The Fund receives collateral in the form of cash or securities with a market value at least equal to the market value of the securities on loan, including accrued interest. In the event

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

of default or bankruptcy by the borrower, the Fund could experience delays and costs in recovering the loaned securities or in gaining access to the collateral. The Fund has the right under the lending agreement to recover the securities from the borrower on demand.

c. Security transactions and investment income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

d. Federal taxes

The Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

e. Distributions

Distributions to shareholders from net investment income and net realized gains, if any, are recorded on the ex-dividend date. Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

f. Class allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

3. ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC ("EIMC"), an indirect, wholly-owned subsidiary of Wachovia Corporation ("Wachovia"), is the investment advisor to the Fund and is paid an annual fee starting at 0.75% and declining to 0.70% as average daily net assets increase.

From time to time, EIMC may voluntarily or contractually waive its fees and/or reimburse expenses in order to limit operating expenses. For any fee waivers and/or reimbursements made after January 1, 2003, EIMC may recoup any amounts waived and/or reimbursed up to a period of three years following the end of the fiscal year in which the fee waivers and/or reimbursements were made.

Evergreen Investment Services, Inc. ("EIS"), an indirect, wholly-owned subsidiary of Wachovia, is the administrator to the Fund. As administrator, EIS provides the Fund with facilities, equipment and personnel and is paid an annual administrative fee of 0.10% of the Fund's average daily net assets.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

Evergreen Service Company, LLC ("ESC"), an indirect, wholly-owned subsidiary of Wachovia, is the transfer and dividend disbursing agent for the Fund. ESC receives account fees that vary based on the type of account held by the shareholders in the Fund.

The Fund has placed a portion of its portfolio transactions with brokerage firms that are affiliates of Wachovia. During the six months ended June 30, 2003, the Fund paid brokerage commissions of $30,073 to Wachovia Securities, LLC.

4. DISTRIBUTION PLAN

Evergreen Distributor, Inc. ("EDI"), a wholly-owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Fund.

The Fund has adopted a Distribution Plan, as allowed by Rule 12b-1 of the 1940 Act, for Class 2 shares. Under the Distribution Plan, distribution fees are paid at an annual rate of 0.25% of the average daily net assets for Class 2 shares.

5. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities) were $16,485,357 and $23,820,279, respectively, for the six months ended June 30, 2003.

The Fund loaned securities during the six months ended June 30, 2003 to certain brokers. At June 30, 2003, the value of securities on loan and the value of collateral (including accrued interest) amounted to $1,190,271 and $1,219,185, respectively. During the six months ended June 30, 2003, the Fund earned $1,884 in income from securities lending.

On June 30, 2003, the aggregate cost of securities for federal income tax purposes was $41,873,615. The gross unrealized appreciation and depreciation on securities based on tax cost was $5,850,443 and $2,215,290, respectively, with a net unrealized appreciation of $3,635,153.

As of December 31, 2002, the Fund had $10,597,509 in capital loss carryovers for federal income tax purposes expiring in 2010.

6. INTERFUND LENDING

Pursuant to an Exemptive Order issued by the SEC, the Fund may participate in an interfund lending program with certain funds in the Evergreen fund family. This program allows the Fund to borrow from other participating funds. During the six months ended June 30, 2003, the Fund did not participate in the interfund lending program.

7. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and the Fund's custodian, a portion of fund expenses has been reduced. The Fund received expense reductions from expense offset arrangements of $54.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

8. DEFERRED TRUSTEES' FEES

Each independent Trustee of the Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees' deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts is based on the investment performance of certain Evergreen funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund's Trustees' fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

9. FINANCING AGREEMENT

The Fund and certain other Evergreen funds share in a $150 million unsecured revolving credit commitment for temporary and emergency purposes, including the funding of redemptions, as permitted by each Fund's borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the participating funds are charged an annual commitment fee of 0.09% of the unused balance, which is allocated pro rata.

During the six months ended June 30, 2003, the Fund had average borrowings outstanding on an annualized basis of $60,726 at a rate of 1.84% and paid interest of $1,119.

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TRUSTEES AND OFFICERS

TRUSTEES[1]
Charles A. Austin III Trustee DOB: 10/23/1934 Term of office since: 1991 Other directorships: None	Principal occupations: Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Director, The Francis Ouimet Society; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Health Development Corp. (fitness-wellness centers); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

K. Dun Gifford Trustee DOB: 10/23/1938 Term of office since: 1974 Other directorships: None	Principal occupations: Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Managing Partner, Roscommon Capital Corp.; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); Former Chairman, Gifford, Drescher & Associates (environmental consulting); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Leroy Keith, Jr. Trustee DOB: 2/14/1939 Term of office since: 1983 Other directorships: Trustee, Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund	Principal occupations: Partner, Stonington Partners, Inc. (private investment firm); Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Former Director of Phoenix Total Return Fund and Equifax, Inc. (worldwide information management); Former President, Morehouse College; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Gerald M. McDonnell Trustee DOB: 7/14/1939 Term of office since: 1988 Other directorships: None	Principal occupations: Sales Manager, SMI STEEL Co. -- South Carolina (steel producer); Former Sales and Marketing Management, Nucor Steel Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

William Walt Pettit Trustee DOB: 8/26/1955 Term of office since: 1984 Other directorships: None	Principal occupations: Partner and Vice President, Kellam & Pettit, P.A. (law firm); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

David M. Richardson Trustee DOB: 9/19/1941 Term of office since: 1982 Other directorships: None	Principal occupations: President, Richardson, Runden & Company (recruitment business development/consulting company); Managing Director, Kennedy Information, Inc. (executive recruitment information and research company); Trustee, NDI Technologies, LLP (communications); Director, J&M Cumming Paper Co. (paper merchandising); Columnist, Commerce and Industry Association of New Jersey; Former Vice Chairman, DHR International, Inc. (executive recruitment); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Russell A. Salton III, MD Trustee DOB: 6/2/1947 Term of office since: 1984 Other directorships: None	Principal occupations: President/CEO, AccessOne MedCard; Former Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Michael S. Scofield Trustee DOB: 2/20/1943 Term of office since: 1984 Other directorships: None	Principal occupations: Attorney, Law Offices of Michael S. Scofield; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

TRUSTEES AND OFFICERS continued

Richard J. Shima Trustee DOB: 8/11/1939 Term of office since: 1993 Other directorships: None	Principal occupations: Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director of Hartford Hospital, Old State House Association; Trustee, Greater Hartford YMCA; Former Director of Enhance Financial Services, Inc.; Former Director of CTG Resources, Inc. (natural gas); Former Director, Middlesex Mutual Assurance Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Richard K. Wagoner, CFA[2] Trustee DOB: 12/12/1937 Term of office since: 1999 Other directorships: None	Principal occupations: Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Chief Investment Officer, Executive Vice President and Head of Capital Management Group, First Union National Bank; Former Consultant to the Boards of Trustees of the Evergreen funds; Former Member, New York Stock Exchange; Former Trustee, Mentor Funds and Cash Resource Trust.

OFFICERS
Dennis H. Ferro[3] President DOB: 6/20/1945 Term of office since: 2003	President and Chief Investment Officer, Evergreen Investment Management Company, LLC and Executive Vice President, Wachovia Bank, N.A.

Carol Kosel[4] Treasurer DOB: 12/25/1963 Term of office since: 1999	Senior Vice President, Evergreen Investment Services, Inc. and Treasurer, Vestaur Securities, Inc.

Michael H. Koonce[4] Secretary DOB: 4/20/1960 Term of office since: 2000	Senior Vice President and General Counsel, Evergreen Investment Services, Inc.; Senior Vice President and Assistant General Counsel, Wachovia Corporation; Former Senior Vice President and General Counsel, Colonial Management Associates, Inc.; Former Vice President and Counsel, Colonial Management Associates, Inc.

1 Each Trustee serves until a successor is duly elected or qualified or until his death, resignation, retirement or removal from office. The address of each Trustee is 200 Berkeley Street, Boston, MA 02116. Each Trustee oversees 112 Evergreen funds.

2 Mr. Wagoner is an "interested person" of the Fund because of his ownership of shares in Wachovia Corporation, the parent to the Fund's investment advisor.

3 The address of the Officer is 401 S. Tryon Street, 20th Floor, Charlotte, NC 28288.

4 The address of the Officer is 200 Berkeley Street, Boston, MA 02116.

Additional information about the Fund's Board of Trustees and Officers can be found in the Statement of Additional Information (SAI) and is available upon request without charge by calling 800.343.2898.

Investments that stand the test of time

Year in and year out, Evergreen Investments seeks to provide each client with sound, time-tested investment strategies designed for sustainable long-term success. With over $229 billion* in assets under management, we manage diverse investments from institutional portfolios to mutual funds, variable annuities to retirement plans, alternative investments to private accounts. Our commitment to every one of our clients is reflected in the rigor and discipline with which we manage investments.

We offer a complete family of mutual funds designed to help investors meet a wide range of financial goals. From money market funds that meet short-term needs to international funds that involve greater risk but seek potentially higher returns, Evergreen provides a broad array of flexible investment options. Across all investment styles, we are committed to providing investors with investment excellence day after day, quarter after quarter and year after year.

*As of June 30, 2003

Visit us online at EvergreenInvestments.com

FOR MORE INFORMATION
Evergreen Express Line 800.346.3858
Evergreen Investor Services 800.343.2898

For the fourth consecutive year, Evergreen Investments has earned the Dalbar Mutual Fund Service Award, which recognizes those firms that exceed industry norms in key service areas. The award symbolizes the achievement of the highest tier of shareholder service within our industry. For 2002, Evergreen Investments was ranked third overall.

566887   8/2003

Evergreen Investments 200 Berkeley Street Boston, MA 02116-5034